Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS AUGUST TRAFFIC
     TEMPE, Ariz., Sept. 6, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported August and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 2.1 billion, down 5.1 percent from August 2005. Capacity was 2.6 billion available seat miles (ASMs), down 4.6 percent from August 2005. The passenger load factor for August was 80.6 percent versus 81.0 percent in August 2005.
     For US Airways mainline operated flights, RPMs for August 2006 were 3.4 billion, a decrease of 3.2 percent from August 2005. Capacity was 4.3 billion ASMs, down 6.1 percent from August 2005. The passenger load factor for the month of August was 79.7 percent versus 77.3 percent in August 2005.
     “Our August consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased over 15 percent on a year-over-year basis,” said Scott Kirby, executive vice president, sales and marketing. “However, this 15 percent increase was three to four points lower than we had forecast and was lower due principally to the heightened terrorist alert that occurred in early August. In light of these continued heightened security measures and looking at the subsequent effects on revenue during August, we are revising our unit revenue guidance for our third quarter 2006 from prior guidance of a year-over-year increase in the high teens to a year-over-year increase in the mid teens.”
     Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines and Piedmont Airlines will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
     The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express August and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change

REVENUE PSGR MILES (000)	5,728,456	6,051,811	-5.3
Domestic	4,596,711	4,893,456	-6.1
International	1,131,745	1,158,355	-2.3

AVAILABLE SEAT MILES (000)	7,202,736	7,798,309	-7.6
Domestic	5,765,450	6,375,752	-9.6
International	1,437,286	1,422,557	1.0

LOAD FACTOR (%)	79.5	77.6	1.9	PTS
ENPLANEMENTS	5,711,378	6,297,021	-9.3

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	43,377,406	46,667,360	-7.0
Domestic	35,620,983	38,645,944	-7.8
International	7,756,423	8,021,416	-3.3

AVAILABLE SEAT MILES (000)	54,465,469	60,468,875	-9.9
Domestic	44,457,823	50,315,582	-11.6
International	10,007,646	10,153,293	-1.4

LOAD FACTOR (%)	79.6	77.2	2.4	PTS
ENPLANEMENTS	45,069,430	50,004,234	-9.9

America West

	2006	2005	% Change

REVENUE PSGR MILES (000)	2,092,434	2,203,967	-5.1
Domestic	2,029,669	2,119,119	-4.2
International	62,765	84,848	-26.0

AVAILABLE SEAT MILES (000)	2,596,333	2,720,552	-4.6
Domestic	2,520,571	2,609,437	-3.4
International	75,762	111,115	-31.8

LOAD FACTOR (%)	80.6	81.0	-0.4	PTS
ENPLANEMENTS	1,889,957	2,010,317	-6.0

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	16,211,660	16,531,630	-1.9
Domestic	15,661,232	15,872,026	-1.3
International	550,428	659,604	-16.6

AVAILABLE SEAT MILES (000)	20,017,458	20,471,019	-2.2
Domestic	19,332,240	19,626,224	-1.5
International	685,218	844,795	-18.9

LOAD FACTOR (%)	81.0	80.8	0.2	PTS
ENPLANEMENTS	14,509,808	14,995,082	-3.2

US Airways Mainline

	2006	2005	% Change

REVENUE PSGR MILES (000)	3,420,717	3,534,651	-3.2
Domestic	2,351,737	2,461,144	-4.4
International	1,068,980	1,073,507	-0.4

AVAILABLE SEAT MILES (000)	4,293,921	4,572,393	-6.1
Domestic	2,932,397	3,260,951	-10.1
International	1,361,524	1,311,442	3.8

LOAD FACTOR (%)	79.7	77.3	2.4	PTS
ENPLANEMENTS	3,082,127	3,448,656	-10.6

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	25,261,537	27,757,990	-9.0
Domestic	18,055,542	20,396,178	-11.5
International	7,205,995	7,361,812	-2.1

AVAILABLE SEAT MILES (000)	31,703,878	36,273,519	-12.6
Domestic	22,381,450	26,965,021	-17.0
International	9,322,428	9,308,498	0.1

LOAD FACTOR (%)	79.7	76.5	3.2	PTS
ENPLANEMENTS	24,475,894	28,610,517	-14.5

US Airways Express Piedmont
Airlines, PSA Airlines & US
Airways’ MidAtlantic Division*

	2006	2005	% Change

REVENUE PSGR MILES (000)	215,305	313,193	-31.3
Domestic (includes Caribbean)	215,305	313,193	-31.3

AVAILABLE SEAT MILES (000)	312,482	505,364	-38.2
Domestic (includes Caribbean)	312,482	505,364	-38.2

LOAD FACTOR (%)	68.9	62.0	6.9	PTS
ENPLANEMENTS (includes Caribbean)	739,294	838,048	-11.8

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	1,904,209	2,377,740	-19.9
Domestic	1,904,209	2,377,740	-19.9

AVAILABLE SEAT MILES (000)	2,744,133	3,724,337	-26.3
Domestic	2,744,133	3,724,337	-26.3

LOAD FACTOR (%)	69.4	63.8	5.6	PTS
ENPLANEMENTS	6,083,728	6,398,635	-4.9
*US Airways Express also includes data for US Airways’ MidAtlantic division through May 27, 2006.
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of August:
•	Restructured and increased an order for seven new Airbus A321 aircraft bringing the total number of aircraft on order with Airbus to 37. Additionally, an existing order for one A320 and seven A319s was converted to an order for eight A321s. The 15 A321s will be delivered between 2008 and 2010. All aircraft on order will replace existing aircraft in the fleet that will be retired in the coming years.

•	Lowered fares in 16 markets served from Ronald Reagan Washington National Airport and also lowered fares from 24 cities from Huntsville, Ala. US Airways has lowered its fares in over 100 markets this year and introduced its customer-friendly pricing structure system-wide with the elimination of the Saturday night stay requirement.

•	Integrated airport operations at Washington Dulles International Airport. Only Los Angeles International Airport and Chicago’s O’Hare International Airport remain of the two airlines’ 38 common-use airports.

America West and US Airways now report combined operational performance numbers to the Department of Transportation. For the month of August 2006, US Airways will report a domestic on-time performance of 75.7 percent and a completion factor of 98.7 percent.

     US Airways and America West’s recent merger creates the fifth largest domestic airline employing approximately 35,000 aviation professionals and serving more than 230 destinations. US Airways is a member of Star Alliance, which provides connections for our customers to 842 destinations in 152 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the ability of the Company to merge its operations following the merger involving America West Holdings Group; the impact of further increases in fuel prices; the impact of general economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; potential failures or disruptions of the Company’s computer, communications or other technology systems; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation of the Company’s operations; relations with unionized employees generally and the impact and outcome of ongoing labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, which is available at www.usairways.com.

-LCC-